Exhibit 99.01

EFI Completes Acquisition of VUTEk

Company Raises Q2 Outlook Based on Early Close of Transaction

FOSTER CITY, Calif. – June 2, 2005 – EFI (Nasdaq:EFII), the world leader in digital imaging and print management solutions for commercial and enterprise printing, today announced it has completed its acquisition of VUTEk, Inc., the top global provider of superwide format digital inkjet printers, for approximately $281 million, plus cash acquired. The acquisition is an all cash transaction. The company also raised guidance for the second quarter based on the earlier than previously anticipated close of the VUTEk acquisition.

For the second quarter ended June 30, 2005, EFI currently expects revenues in the range of $94 million to $94.5 million and pro forma diluted earnings per share of $0.10 to $0.11. The company reiterated its previously issued guidance of $84.0 million in revenue and pro forma earnings of $0.09 per diluted share for its existing businesses, with VUTEk adding revenues of $10.0 million to $10.5 million and pro forma earnings of $0.01 to $0.02 per diluted share in the second quarter.

“We are delighted to announce the early close of the VUTEk acquisition and we are excited about the growth opportunities for the superwide digital inkjet market as well as the synergies with EFI’s existing product portfolio,“ said EFI CEO Guy Gecht. “In addition to the immediate accretion from the VUTEk acquisition, as we enter the last month of the quarter, we feel confident that we will deliver on the prior outlook for our existing businesses.”

GAAP Outlook

For the second quarter of 2005, the company expects to report a GAAP loss in the range $0.69 to $0.70 per share, which will include the non-recurring write off of in-process research and development related to the VUTEk acquisition, the amortization of intangibles related to acquisitions and stock based compensation expense as well as other non-recurring gains and losses. The preliminary valuation of the one time, non-recurring write off of in-process research and development and intangible assets was based upon EFI’s preliminary evaluation of VUTEk’s technology. The final valuation, which will be completed following the closing of the acquisition, may be materially different than the amounts contained within this press release.

EFI will report its second quarter results as scheduled on July 20, 2005.

Reconciliation of pro forma to GAAP EPS estimates

	Earnings estimates

Pro forma EPS estimate range	$0.10	$0.11

In-process research and development expense	$(0.73)	$(0.73)

Amortization of acquisition-related intangibles	$(0.08)	$(0.08)

Amortization of stock based compensation	$(0.01)	$(0.01)

Loss on securities liquidated to fund acquisition	$(0.01)	$(0.01)

Tax effect of pro forma adjustments	$0.03	$0.03

GAAP EPS estimate	$(0.70)	$(0.69)

Safe Harbor for Forward Looking Statements
The statements, “For the second quarter ended June 30, 2005, EFI currently expects revenues in the range of $94 million to $94.5 million and pro forma diluted earnings per share of $0.10 to $0.11” and “The company reiterated its previously issued guidance of $84.0 million in revenue and pro forma earnings of $0.09 per diluted share for its existing businesses, with VUTEk adding revenues of $10.0 million to $10.5 million and pro forma earnings of $0.01 to $0.02 per diluted share in the second quarter” and “In addition to the immediate accretion from the VUTEk acquisition, as we enter the last month of the quarter, we feel confident that we will deliver on the prior outlook for our existing businesses” and “For the second quarter of 2005, the company expects to report a GAAP loss in the range $0.69 to $0.70 per share, which will include the non-recurring write-off of in-process research and development related to the VUTEk acquisition, the amortization of intangibles related to acquisitions and stock based compensation expense as well as other non-recurring gains and losses” and the following reconciliation table:

Reconciliation of pro forma to GAAP EPS estimates

	Earnings estimates

Pro forma EPS estimate range	$0.10	$0.11

In-process research and development expense	$(0.73)	$(0.73)

Amortization of acquisition-related intangibles	$(0.08)	$(0.08)

Amortization of stock based compensation	$(0.01)	$(0.01)

Loss on securities liquidated to fund acquisition	$(0.01)	$(0.01)

Tax effect of pro forma adjustments	$0.03	$0.03

GAAP EPS estimate	$(0.70)	$(0.69)

are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statement, including, but not necessarily limited to, the following: (1) our ability to successfully integrate VUTEk’s business with our own without operational disruption to the combined business, loss of sales, or adverse impact on relations with customers or suppliers; (2) Management’s ability to forecast revenues and control expenses, especially on a quarterly basis, continues to be a challenge. Unexpected declines in revenue without a corresponding and timely decline in expenses could have a material adverse effect on results of operations; (3) current worldwide financial/economic difficulties continue including variations in foreign exchange rates; (4) variations in growth rates or declines in the printing and imaging market across various geographic regions may cause a material impact in our results; (5) changes in historic customer order patterns, including changes in customer and channel inventory levels may cause a material impact in our results; (6) changes in the mix of products sold leads to variations in results; (7) market acceptance of new products and contribution to EFI’s revenue cannot be assured; (8) delays in product delivery can cause quarterly revenues and income to fall significantly short of anticipated levels; (9) competition and/or market factors in the various markets may pressure EFI to reduce prices on certain products; (10) competition with products internally developed by EFI’s customers may result in declines in EFI sales and revenues; (11) excess or obsolete inventory and variations in inventory valuation may cause a material impact in our results; (12) continued success in technological advances, including development and implementation of new processes and strategic products for specific market segments may not be assured; (13) timely and qualitative execution in the manufacturing of products may not be assured; (14) litigation involving intellectual property or other matters may cause a material impact in our results; (15) our ability to adequately service our debt; (16) other risk factors listed from time to time in the company’s SEC reports. EFI undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with EFI’s business, please refer to the Risk Factors section (entitled “Factors That Could Adversely Affect Performance’’) of EFI’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department at 650-357-3828 or email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About VUTEk
Headquartered in Meredith, New Hampshire, VUTEk will now operate as a division of EFI and continue to deliver the industry’s leading digital printers and inks for the fast growing superwide segment of the professional print market. VUTEk’s customers include commercial printers, screen printers, photo labs, sign shops and reprographic houses that print on a variety of grand format surfaces, including paper, vinyl, corrugated, textile, glass, plastic and nearly any other flexible and rigid substrate up to two inches thick.

About EFI
EFI (www.efi.com) is the world leader in digital imaging and print management solutions for commercial and enterprise printing. EFI’s award-winning technologies offer end to end, integrated document management tools from creation to print, including high fidelity color Fiery® print servers that can output up to 2000 ppm; superwide digital inkjet printers and UV and solvent inks capable of printing on flexible and rigid substrates; powerful print production workflow and management information software solutions for increased performance and cost efficiency; and an array of corporate printing solutions. EFI’s integrated solutions connect seamlessly, delivering unbeatable performance, cost savings and increased productivity. EFI maintains 25 offices worldwide.

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NOTE TO EDITORS: EFI is a registered trademark of Electronics For Imaging, Inc. in the U.S. Patent and Trademark Office and/or certain other foreign jurisdictions. All other trademarks mentioned in this document are the property of their respective owners.